SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest reported) September 30, 2003

                            CyGene Laboratories, Inc.
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             (Exact name of registrant as specified in its chapter)

           Delaware                    0-15654              22-2789408
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 (State or other jurisdiction        (Commission           (IRS Employer
       of incorporation)             File Number)       Identification No.)




                  7786 Wiles Road, Coral Springs, Florida 33067
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (954) 741-7077
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On September 30, 2003, CyGene Laboratories, Inc. (the "Company") f/k/a Transpirator Technologies, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger ("Agreement") with New Transpirator, Inc., the Company's wholly-owned subsidiary, a Florida corporation ("NTI"), and CyGene, Inc., a Delaware corporation ("CyGene") whereby on September 30, 2003 NTI was merged with and into CyGene (the "Merger"). Pursuant to the Merger, the common stockholders of CyGene who were accredited investors plus the largest 35 unaccredited investors who do not elect their appraisal rights under the Delaware General Corporation Law received approximately 85% of the issued and outstanding common stock of the Company and the remaining CyGene stockholders will receive $0.07143 per share of their CyGene common stock in exchange for 100% of the capital stock of CyGene. The stockholders of the Company immediately prior to the Merger will retain approximately 15% of the issued and outstanding common stock of the Company.

         In order to equalize as nearly as possible the 85%/15% ownership, after 30 days from the Closing (i) the Company shall effect a stock dividend payable to the stockholders of record as of September 29, 2003, in an amount so that the shares owned by them and the shares received as a dividend are approximately 15% of the outstanding shares of the Company, or (ii) the exchange ratio in the Agreement shall be increased to reduce the ownership of the Company's stockholders immediately prior to the Merger to approximately 15% of the Company without giving effect to sales of common stock following the Merger.

         The Company's primary business was related to respiratory therapy. Pursuant to the terms of the Agreement, the assets and future royalties of the Company relating to its business were transferred to a limited liability company established prior to September 30, 2003 by the Company for the benefit of the stockholders of the Company immediately prior to the Merger. Thus, CyGene's former stockholders have no interest in such assets or royalties of the prior business of the Company.

         CyGene is a development stage biotechnology company based in Coral Springs, Florida. The Company was established in 1995 to develop and commercialize a next generation DNA diagnostic technology called TPA or Target Protection Assay. The assets of CyGene consist primarily of numerous United States and foreign patents.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a) Financial Statements of the businesses acquired.

          The financial statements of CyGene for the year ended March 31, 2003 and relevant interim periods shall be filed within 60 days after the date of this Report on Form 8-K must be filed.

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      (b) Pro Forma financial information.

          The pro forma financial information shall be filed within 60 days after the date that this Report on Form 8-K must be filed.

      (c) Exhibits

          Exhibit No.                        Exhibit
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              2.1                            Agreement and Plan of Merger

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CyGene Laboratories, Inc.

                                     By: /s/ Martin Munzer
                                         Martin Munzer,
Date:  October 14, 2003                  President and Chief Executive Officer

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